UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 22, 2022

AQUA METALS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-37515	47-1169572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
5370 Kietzke Lane, Suite 201 Reno, Nevada 89511
(Address of principal executive offices)

(775) 446-4418
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)of the Act:

Title of each class Common stock: Par value $.001	Trading Symbol(s) AQMS	Name of each exchange on which registered Nasdaq Capital Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 22, 2022, we appointed Dave McMurtry to serve as Chief Business Officer of Aqua Metals, Inc.

Mr. McMurtry is an experienced Silicon Valley high-tech executive with expertise in renewable energy and international markets development. His passion for renewable energy led him to Aqua Metals, where he is responsible for leading the team in exploring and strategically pursuing multiple paths to scalable growth for LI AquaRefining. Dave’s global experience includes working in more than 80 countries on five continents. Previous to Aqua Metals, Dave was the CEO of the Global Stars Foundation at the Al Dabbagh Group in Jeddah, Saudi Arabia, focused on investing in local sustainable solutions in Asia, Africa, and Latin America. For the last 25 years, Dave has held multiple executive positions, including with Habitat for Humanity International and Intuit , overseeing different organizations’ global strategic planning, corporate development, and implementation.

In connection with Mr. McMurtry’s appointment, we entered into an executive employment agreement with Mr. McMurtry. Pursuant to the employment agreement, we have agreed to compensate Mr. McMurtry at the annual rate of $320,000. Mr. McMurtry will be eligible to receive short-term and long-term incentive bonuses of up to 50% and 100% of his base salary, respectively, based on performance criteria approved by the compensation committee of our board of directors. The employment agreement entitles Mr. McMurtry to reasonable and customary health insurance and other benefits, at our expense, and severance equal to 150% of his then annual salary and target annual bonus amount in the event of his termination without cause or his resignation for good reason following a change-in-control of Aqua Metals.

On July 27, 2022, we issued a press release announcing Mr. McMurtry's appointment. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01       Financial Statements and Exhibits.

The following exhibits are being filed herewith:

Exhibits	Description
99.1	Press Release dated July 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AQUA METALS, INC.

Dated: July 28, 2022	/s/ Stephen Cotton
Stephen Cotton,
President and Chief Executive Officer